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                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LANIER WORLDWIDE, INC.


         LANIER WORLDWIDE, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Lanier Worldwide, Inc. and it was originally incorporated under the name Harris/3M Document Products, Inc. The date of filing of its original certificate of incorporation with the Secretary of State was December 2, 1985.

         2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation as currently in effect of said Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         3. The text of the Restated Certificate of Incorporation as currently in effect is hereby amended and restated to read herein as set forth in full:

         FIRST. The name of the Corporation is Lanier Worldwide, Inc.

         SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 525,000,000, of which 500,000,000 shares of the par value of $0.01 per share shall be a separate class designated as Common Stock and 25,000,000 shares of the par value of $0.01 per share shall be a separate class designated as Preferred Stock.


                                A. COMMON STOCK

         (i) Voting. Except as may be provided in this Restated Certificate of Incorporation or required by law, the Common Stock shall have voting rights in the election of directors and on
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all other matters presented to stockholders, with each holder of Common Stock being entitled to one vote for each share of Common Stock held of record by such holder on such matters.

         (ii) Dividends. Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the Common Stock by the board of directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor; provided that the board of directors of the Corporation shall declare no dividend, and no dividend shall be paid, with respect to any outstanding share of Common Stock, whether in cash or otherwise (including any dividend in shares of Common Stock on or with respect to shares of Common Stock ("Stock Dividends")), unless, simultaneously, the same dividend is declared or paid with respect to each share of Common Stock. Stock Dividends with respect to Common Stock may be paid only with shares of Common Stock.

         (iii) Subdivisions, Combinations and Mergers. In the event of any merger, statutory share exchange, consolidation or similar form of corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), the holders of Common Stock shall be entitled to receive the same per share consideration, if any.

         (iv) Rights on Liquidation. Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

         For purposes of this paragraph, a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), or the sale, transfer or lease by the Corporation of all or substantially all its assets, shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

                               B. PREFERRED STOCK

         Shares of Preferred Stock may be issued in one or more series from time to time as determined by the board of directors of the Corporation, and the board of directors of the Corporation is authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including the following:

         (i) the distinctive serial designation of such series which shall distinguish it from other series;

         (ii)   the number of shares included in such series;



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         (iii)  whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the board of directors of the Corporation, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

         (iv) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

         (v) the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

         (vi) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

         (vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

         (viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto; and

         (ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate



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class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

         For all purposes, this Restated Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

         Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Restated Certificate of Incorporation to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the board of directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of the Delaware General Corporation Law, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor.

         Except as otherwise required by law or provided in the certificate of designations for the relevant series, holders of Common Stock, as such, shall not be entitled to vote on any amendment of this Restated Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Restated Certificate of Incorporation or pursuant to the Delaware General Corporation Law as then in effect.

         FIFTH. All corporate powers shall be exercised by the board of directors of the Corporation, except as otherwise specifically required by law or as otherwise provided in this Restated Certificate of Incorporation. Any meeting of stockholders may be postponed by action of the board of directors at any time in advance of such meeting. The board of directors of the Corporation shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the board of directors to the chairman of such meeting either in such rules and regulations or pursuant to the by-laws of the Corporation.

         Special meetings of stockholders of the Corporation may be called at any time by, but only by, the board of directors of the Corporation, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.



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         The board of directors of the Corporation is authorized to adopt, amend or repeal by-laws of the Corporation. No adoption, amendment or repeal of a by-law by action of stockholders shall be effective unless approved by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Article FIFTH shall be in addition to any other vote of stockholders that may be required by law, this Restated Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

         SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

         SEVENTH. The directors of the Corporation shall be divided into three classes. The number of directors of the Corporation and the number of directors in each class of directors shall be fixed only by resolution of the board of directors of the Corporation from time to time. The initial term of office of the first such class of directors shall expire at the annual meeting of stockholders in 2000, the initial term of office of the second such class of directors shall expire at the annual meeting of stockholders in 2001 and the initial term of office of the third such class of directors shall expire at the annual meeting of stockholders in 2002, with each such class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the board of directors of the Corporation shall determine, but no decrease in the number of directors may shorten the term of any incumbent director.

         No director who is part of any such class of directors may be removed except both for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.

         Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Restated Certificate of Incorporation to fill) shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of directors of the director which such director replaced or the class of directors to which such director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.



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         Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the board of directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

         EIGHTH. In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interests of the Corporation and its stockholders and the effects that the Corporation's actions may have in the short term or long term upon any one or more of the following matters:

         (i) the prospects for potential growth, development, productivity and profitability of the Corporation;

         (ii)   the Corporation's current employees;

         (iii) the Corporation's employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

         (iv)   the Corporation's customers and creditors;

         (v) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

         (vi) such other additional factors as a director may consider appropriate in such circumstances.

         Nothing in this Article EIGHTH shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No such employee, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any director of the Corporation or the Corporation under this Article EIGHTH.



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         NINTH. From and after the filing of this Restated Certificate of
Incorporation, no action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding this Article NINTH, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

         TENTH. No provision of Article FIFTH, SEVENTH, EIGHTH, NINTH OR ELEVENTH or of this Article TENTH shall be amended, modified or repealed, and no provision inconsistent with any such provision shall become part of this Restated Certificate of Incorporation, unless such matter is approved by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Article TENTH shall be in addition to any other vote of the stockholders that may be required by law, this Restated Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

         ELEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.



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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested by its duly authorized officer on this 2nd day of November, 1999.


                                   LANIER WORLDWIDE, INC.



                                   By: /s/ J. Michael Kelly
                                       Name:  J. Michael Kelly
                                       Title: Vice President, General Counsel
                                       and Secretary



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